UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 15, 2005 (July 12, 2005)
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Charter, State of Incorporation, Address of Principal Executive Office and Telephone Number	IRS Employer Identification Number
1-5540	PEOPLES ENERGY CORPORATION	36-264766
2-26983	THE PEOPLES GAS LIGHT AND COKE COMPANY	36-1613900

(Illinois Corporations)

130 East Randolph Drive, 24th Floor
Chicago, Illinois 60601-6207
Telephone (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 12, 2005, The Peoples Gas Light and Coke Company ("Peoples Gas"), a wholly-owned subsidiary of Peoples Energy Corporation, entered into a 5-year syndicated revolving credit agreement (the "Credit Agreement") with eleven financial institutions (the "Banks"), including ABN AMRO Bank N.V., as Administrative Agent, and JPMorgan Chase Bank, NA as Syndication Agent. The maximum amount that may be borrowed under the Credit Agreement is $250 million. The other Banks are Bank of America, The Bank of New York, Harris Nesbitt Financing Inc., Morgan Stanley Bank, The Northern Trust Company, Fifth Third Bank, Merrill Lynch Bank USA, US Bank National Association and KBC Bank N.V. Funds may be used for commercial paper back-up and general corporate purposes, including funding letters of credit. Borrowing under the Credit Agreement may generally be for up to one year.

The new Credit Agreement replaces and terminates Peoples Gas' one-year $200 million revolving credit agreement that was set to expire August 4, 2005. All of the Banks under the new Credit Agreement were lenders under the former credit agreement with the exception of Bank of America and Morgan Stanley Bank. Except as to term and maximum loan commitments, terms of the new Credit Agreement are substantially the same as the former credit agreement.

Borrowing under the Credit Agreement may accrue interest at either (1) the greater of (a) the prime commercial rate announced from time to time by ABN AMRO Bank N.V., or (b) the Federal funds rate plus one-half of one percent, or (2) a rate based on LIBOR rates in effect at the time of such borrowing plus an applicable margin determined by Peoples Gas' credit rating.

The facility may be terminated and repayment of loans under the Credit Agreement could be accelerated if, among other things, any the following events were to occur:

    non-payment of amounts borrowed when due or non-payment of fees or interest within five days of the due date;

    failure to observe certain covenants, including failure to maintain a ratio of total debt to total debt plus equity of at least 0.65 to 1.00;

    with respect to any indebtedness in an amount of $15 million or more existing other than under the Credit Agreement, the occurrence of events which permit the payment thereof to become accelerated;

    the failure by Peoples Gas to pay judgements against it in amounts of $15 million or more within thirty days;

    certain events related to insolvency or the commencement of bankruptcy proceedings;

    failure to pay certain amounts with respect to employee benefit plans as required by the Employee Retirement Income Security Act of 1974, as amended.

A copy of the Credit Agreement will be filed with Peoples Gas' and Peoples Energy Corporation's Form 10-K for the fiscal year ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY
(Registrants)

July 15, 2005	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President and Chief Financial Officer